EXHIBIT 99.1

FOR IMMEDIATE RELEASE: October 25, 2012

SIMMONS FIRST ANNOUNCES THIRD QUARTER EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ-GS: SFNC) today announced net income of $6.8 million and diluted earnings per share of $0.41 for the quarter ended September 30, 2012.  Net income for the nine months ended September 30, 2012, was $19.7 million, or $1.16 diluted earnings per share.

On September 14, 2012, the Company announced that its wholly-owned bank subsidiary, Simmons First National Bank, entered into a purchase and assumption agreement with loss share arrangements with the FDIC to purchase $219 million in assets and assume substantially all of the deposits and other liabilities of Truman Bank of St. Louis, Missouri. Another $63 million in Truman Bank assets were acquired through a linked-bid loan sale agreement with the FDIC. The Company recognized a pre-tax bargain purchase gain of $1.1 million on this transaction and incurred pre-tax merger related costs of $815,000. After taxes, the combined non-recurring items from the transactions contributed $185,000 to net income, or $0.01 to diluted earnings per share.

“Excluding the non-recurring items from the Truman Bank acquisition, and other non-recurring items from 2011, quarterly core EPS decreased $0.02, or 4.8%, and year-to-date core EPS increased $0.07, or 6.5%. We are pleased with our third quarter earnings performance. We continue to benefit significantly from strong asset quality, which has resulted in a reduction in our provision for loan losses, and from our on-going efficiency initiatives that resulted in a decrease in our year-to-date non-interest expense,” commented J. Thomas May, Chairman and CEO.

Loans

Total loans, including those acquired, were $1.9 billion at September 30, 2012, an increase of $56 million compared to the same period in 2011. “On a quarter over quarter basis, loans acquired in the Truman acquisition were $130 million net of discounts, FDIC covered loans from previous acquisitions declined $66 million, as expected, and legacy loans declined $8 million,” commented May.

Legacy loans (excluding acquired loans) increased $8.7 million from the previous quarter end. “This increase was primarily driven by our commercial real estate and seasonality in our agricultural lending, somewhat mitigated by a slight decline in student loans and commercial loan portfolios,” added May.

Deposits

At September 30, 2012, total deposits were $2.8 billion, an increase of $160 million, or 6.1%, compared to the same period in 2011. Deposits acquired in the Truman acquisition were $194 million at quarter end.  Total non-time deposits totaled $1.9 billion, or 68% of total deposits.

Net Interest Income

The Company’s net interest income for the third quarter of 2012 was $27.9 million, a $662,000 increase from the same period of 2011. Included in interest income for the period is the additional yield accretion recognized as a result of updated estimates of the cash flows of the loan pools acquired in the Company’s 2010 FDIC-assisted transactions. Each quarter, the Company estimates the cash flows expected to be collected from the acquired loan pools, and adjustments may or may not be required. The cash flows estimate has increased based on payment histories and reduced loss expectations of the loan pools. This resulted in increased interest income that is spread on a level-yield basis over the remaining expected lives of the loan pools. The increases in expected cash flows also reduce the amount of expected reimbursements under the loss sharing agreements with the FDIC, which are recorded as indemnification assets. The impact of the adjustments on the Company’s financial results for the current reporting period is shown below:

(In thousands)	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012
Impact on net interest income	$2,915	$9,104
Non-interest income	(2,729)	(8,245)

Net impact to pre-tax income	$186	$859

Because these adjustments will be recognized over the remaining lives of the loan pools and the remainder of the loss sharing agreements, respectively, they will impact future periods as well. The current estimate of the remaining accretable yield adjustment that will positively impact interest income is $18.0 million and the remaining adjustment to the indemnification assets that will reduce non-interest income is $15.8 million. Of the remaining adjustments, we expect to recognize $2.6 million of interest income and a $2.4 million reduction of non-interest income, for a net addition to pre-tax income of approximately $182,000 during the remainder of 2012. “While these items create some noise in the quarter, the bottom line is a positive impact of $186,000 for the third quarter and estimated $182,000 for rest of the year,” said May. The accretable yield adjustments recorded in future periods will change as we continue to evaluate expected cash flows from the acquired loan pools. Net interest margin was 3.94% for the quarter ended September 30, 2012.

Non-Interest Income

Non-interest income for the third quarter was $11.8 million, compared to $13.7 million for the third quarter of 2011. “As previously discussed, there was a $2.7 million decrease due to reductions of the indemnification assets resulting from increased cash flows expected to be collected from the FDIC covered loan portfolios,” reiterated May. “Excluding the indemnification asset adjustment and a non-recurring $1.1 million bargain purchase gain on the Truman Bank acquisition, non-interest income decreased $267,000, or 2.0%.”

Non-Interest Expense

Non-interest expense for the third quarter of 2012 was $28.7 million, an increase of $1.1 million compared to the same period in 2011. “Included in the quarter were $815,000 in merger related expenses associated with the Truman Bank acquisition. Excluding the non-recurring item, non-interest expense for the quarter increased $271,000, or 1.0%. Obviously, we continue to have good expense control as a result of the implementation of our efficiency initiatives,” added May.

Asset Quality

Beginning in 2010, the Company has acquired loans and foreclosed real estate (“OREO”) through FDIC-assisted acquisitions. Through the loss share provisions of the purchase and assumption agreements, the FDIC agreed to reimburse the Company for 80% of the losses incurred on the disposition of covered loans and OREO. The acquired loans and OREO and any related FDIC loss share indemnification asset were presented in the Company's financial reports with a carrying value equal to the discounted net present value of expected future proceeds. At September 30, 2012, acquired loans covered by loss share were carried at $164 million, OREO covered by loss share was carried at $26 million and the FDIC loss share indemnification asset was carried at $60 million. Acquired loans and OREO not covered by loss share were carried at $73 million and $6.5 million, respectively. As a result of using the discounted net present value method of valuing these assets, and due to the significant protection against possible losses provided by the FDIC loss share indemnification, all acquired assets, with the exception of OREO not covered by loss share, are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

The Company's allowance for loan losses was $28.1 million at September 30, 2012, or 1.73% of total loans and 238% of non-performing loans. Non-performing loans as a percent of total loans were 0.73% as of September 30, 2012, a decrease of 6 basis points from 0.79% as of June 30, 2012. “Because of the Truman Bank acquisition, we reflect an addition of $6.5 million to non-performing assets related to the Truman Bank non-covered OREO we acquired with a very conservative mark. Normalizing for the acquired OREO, our legacy non-performing assets decreased $1.7 million. Our legacy non-performing assets as a percent of total assets of 1.02% as of September 30, 2012 continues to compare favorably to the industry and our peer group,” commented May. For the third quarter, the annualized net charge-off ratio, excluding credit cards, was 0.27%, and the annualized credit card charge-off ratio was 1.27%.

Capital

At September 30, 2012, stockholders' equity was $404 million, book value per share was $24.26 and tangible book value per share was $20.47. The Company's ratio of stockholders' equity to total assets was 11.8% and its ratio of tangible stockholders’ equity to tangible assets was 10.2%, as of September 30, 2012.

“Our exceptional level of capital puts us in the 84th percentile of our peer group and allows us to actively pursue the right opportunities that meet our strategic plan regarding mergers and acquisitions,” continued May. As of September 30, 2012, the Company’s regulatory capital ratios remain significantly higher than regulatory “well capitalized” guidelines:

	“Well Capitalized”	SFNC
Tier 1 Leverage Ratio	5.00%	11.68%
Tier 1 Risk-Based Capital Ratio	6.00%	19.30%
Total Risk-Based Capital Ratio	10.00%	20.55%

Stock Repurchase Program

During 2012, the Company has repurchased approximately 608,000 shares at an average price of $24.16. Due to the substantial completion of the existing stock repurchase plan, on July 23, the Board of Directors approved a new stock repurchase program, authorizing the repurchase of up to 850,000 additional shares of stock, which is approximately 5% of the shares outstanding. The Company plans to continue to allocate its earnings, less dividends, to its stock repurchase program.

Missouri Bank Acquisition

Subsequent to quarter end, on October 19, the Company announced that its wholly-owned bank subsidiary, Simmons First National Bank, entered into a purchase and assumption agreement with loss share arrangements with the FDIC to purchase $201 million in assets and assume all of the deposits and substantially all other liabilities of Excel Bank of Sedalia, Missouri, at a discount of $21.0 million and no deposit premium. “Our fourth acquisition was strategic in that it complements the footprint we have been building in the Kansas and Missouri market,” commented May on the recent acquisition. “We fully expect to pursue other opportunities to expand our footprint in that geographic region through additional FDIC and/or traditional acquisitions going forward.”

Simmons First National Corporation

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company’s eight banks conduct financial operations from 96 offices, of which 92 are financial centers, in 55 communities in Arkansas, Missouri and Kansas, including its recently acquired branches in Missouri. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC”.

Conference Call

Management will conduct a conference call to review this information beginning at 3:00 p.m. Central Time on Thursday, October 25, 2012. Interested persons can listen to this call by dialing 1-888-438-5535 (United States and Canada only) and asking for the Simmons First National Corporation conference call. A replay of the call will be available through 5:00 p.m. Central Time on October 31, 2012, by dialing 1-888-203-1112. The passcode for the replay is 4128323. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2012	2012	2012	2011	2011
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$40,356	$29,708	$34,314	$35,087	$33,408
Interest bearing balances due from banks	440,524	515,874	642,929	535,119	490,283
Federal funds sold	7,571	-	750	-	-
Cash and cash equivalents	488,451	545,582	677,993	570,206	523,691
Investment securities - held-to-maturity	510,630	525,522	481,314	525,444	504,302
Investment securities - available-for-sale	205,051	166,966	176,466	172,212	140,579
Mortgage loans held for sale	23,980	15,495	24,351	22,976	21,037
Assets held in trading accounts	7,002	7,812	7,708	7,541	5,252
Loans:
Not covered by FDIC loss share agreements	1,623,401	1,614,736	1,543,653	1,579,769	1,631,541
Acquired, not covered by FDIC loss share agreements
(net of discounts)	73,023	-	-	-	-
Covered by FDIC loss share agreements (net of discounts)	163,657	114,189	129,735	158,075	172,394
Allowance for loan losses	(28,145)	(28,397)	(28,325)	(30,108)	(29,151)
Net loans	1,831,936	1,700,528	1,645,063	1,707,736	1,774,784
FDIC indemnification asset	59,547	35,038	39,978	47,683	51,223
Premises and equipment	85,969	85,171	85,784	86,486	86,972
Foreclosed assets not covered by FDIC loss share agreements	29,665	23,947	24,542	22,887	22,159
Foreclosed assets covered by FDIC loss share agreements	26,466	11,252	11,705	11,685	13,845
Interest receivable	15,253	12,975	13,319	15,126	16,195
Bank owned life insurance	51,681	51,326	50,934	50,579	50,175
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	2,549	1,431	1,505	1,579	1,793
Other assets	16,195	13,494	18,786	17,384	20,736
Total assets	$3,414,980	$3,257,144	$3,320,053	$3,320,129	$3,293,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$543,380	$517,854	$521,202	$532,259	$531,025
Interest bearing transaction accounts and savings deposits	1,343,784	1,290,954	1,282,763	1,239,504	1,194,907
Time deposits less than $100,000	521,259	467,503	485,134	499,809	513,658
Time deposits greater than $100,000	386,872	352,973	365,478	378,825	395,224
Total deposits	2,795,295	2,629,284	2,654,577	2,650,397	2,634,814
Federal funds purchased and securities
sold under agreements to repurchase	64,829	70,220	106,224	114,766	98,286
Other borrowings	88,852	90,866	90,312	90,170	92,052
Subordinated debentures	20,620	30,930	30,930	30,930	30,930
Accrued interest and other liabilities	41,136	28,431	28,698	25,955	29,607
Total liabilities	3,010,732	2,849,731	2,910,741	2,912,218	2,885,689

Stockholders' equity:
Common stock	167	170	172	172	173
Surplus	99,156	105,825	110,976	112,436	115,026
Undivided profits	304,343	300,917	297,776	294,864	291,830
Accumulated other comprehensive income
Unrealized appreciation on AFS securities	582	501	388	439	630
Total stockholders' equity	404,248	407,413	409,312	407,911	407,659
Total liabilities and stockholders' equity	$3,414,980	$3,257,144	$3,320,053	$3,320,129	$3,293,348

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2012	2012	2012	2011	2011
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$36,603	$35,899	$37,469	$35,132	$35,202
Interest bearing balances due from banks	479,435	550,512	576,416	546,478	462,333
Federal funds sold	2,850	363	281	99	2,309
Cash and cash equivalents	518,888	586,774	614,166	581,709	499,844
Investment securities - held-to-maturity	496,102	508,293	496,002	501,812	460,951
Investment securities - available-for-sale	178,247	172,539	172,523	173,360	164,468
Mortgage loans held for sale	19,334	17,623	17,076	20,035	12,527
Assets held in trading accounts	7,780	7,831	6,845	7,375	7,428
Loans:
Not covered by FDIC loss share agreements	1,637,437	1,579,166	1,550,341	1,590,584	1,640,439
Acquired, not covered by FDIC loss share agreements
(net of discounts)	12,700	-	-	-	-
Covered by FDIC loss share agreements (net of discounts)	117,809	120,695	141,563	168,506	180,884
Allowance for loan losses	(29,228)	(29,339)	(30,896)	(29,730)	(28,299)
Net loans	1,738,718	1,670,522	1,661,008	1,729,360	1,793,024
FDIC indemnification asset	39,476	38,563	44,845	50,180	53,547
Premises and equipment	85,173	85,629	86,187	86,881	83,917
Foreclosed assets not covered by FDIC loss share agreements	24,945	24,322	23,279	22,702	22,292
Foreclosed assets covered by FDIC loss share agreements	14,521	12,079	13,048	12,409	13,467
Interest receivable	13,484	12,877	13,847	16,071	15,376
Bank owned life insurance	51,507	51,133	50,761	50,362	50,116
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	1,614	1,467	1,541	1,685	1,917
Other assets	14,991	15,114	17,952	18,562	20,307
Total assets	$3,265,385	$3,265,371	$3,279,685	$3,333,108	$3,259,786

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$504,923	$502,884	$494,366	$535,663	$494,982
Interest bearing transaction accounts and savings deposits	1,291,141	1,282,616	1,252,972	1,228,495	1,201,174
Time deposits less than $100,000	477,275	477,588	492,354	508,847	518,855
Time deposits greater than $100,000	361,504	360,233	371,168	388,470	383,688
Total deposits	2,634,843	2,623,321	2,610,860	2,661,475	2,598,699
Federal funds purchased and securities
sold under agreements to repurchase	72,381	82,738	108,841	107,750	93,067
Other borrowings	90,307	89,606	89,920	91,552	92,785
Subordinated debentures	30,594	30,930	30,930	30,930	30,930
Accrued interest and other liabilities	30,219	29,077	27,417	31,303	35,683
Total liabilities	2,858,344	2,855,672	2,867,968	2,923,010	2,851,164
Total stockholders' equity	407,041	409,699	411,717	410,098	408,622
Total liabilities and stockholders' equity	$3,265,385	$3,265,371	$3,279,685	$3,333,108	$3,259,786

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2012	2012	2012	2011	2011
(in thousands, except per share data)
INTEREST INCOME
Loans not covered by loss share agreements	$23,192	$22,358	$22,272	$23,370	$24,366
Loans covered by FDIC loss share agreements	5,041	4,994	5,973	4,513	3,917
Federal funds sold	2	1	-	1	3
Investment securities	3,027	3,313	3,275	3,568	3,539
Mortgage loans held for sale	171	164	153	198	130
Assets held in trading accounts	12	13	12	7	8
Interest bearing balances due from banks	267	349	303	324	243
TOTAL INTEREST INCOME	31,712	31,192	31,988	31,981	32,206
INTEREST EXPENSE
Time deposits	1,863	2,004	2,269	2,577	2,738
Other deposits	658	676	696	779	856
Federal funds purchased and securities
sold under agreements to repurchase	69	77	99	118	113
Other borrowings	792	799	815	826	842
Subordinated debentures	389	385	391	384	378
TOTAL INTEREST EXPENSE	3,771	3,941	4,270	4,684	4,927
NET INTEREST INCOME	27,941	27,251	27,718	27,297	27,279
Provision for loan losses	1,299	775	771	2,831	2,842
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	26,642	26,476	26,947	24,466	24,437
NON-INTEREST INCOME
Trust income	1,440	1,240	1,309	1,416	1,370
Service charges on deposit accounts	4,368	3,930	3,865	4,289	4,450
Other service charges and fees	684	738	792	699	695
Mortgage lending income	1,705	1,445	1,294	1,464	1,249
Investment banking income	560	442	699	294	203
Credit card fees	4,104	4,207	4,079	4,318	4,303
Bank owned life insurance income	355	368	355	403	261
Gain on FDIC-assisted transactions	1,120	-	-	-	-
Net gain (loss) on assets covered by FDIC loss share agreements	(2,689)	(2,153)	(2,665)	(826)	287
Other income	165	876	995	786	871
TOTAL NON-INTEREST INCOME	11,812	11,093	10,723	12,843	13,689
NON-INTEREST EXPENSE
Salaries and employee benefits	15,911	16,590	16,824	15,973	15,533
Occupancy expense, net	2,182	2,029	2,081	1,930	2,224
Furniture and equipment expense	1,835	1,608	1,604	1,721	1,763
Other real estate and foreclosure expense	280	194	207	146	215
Deposit insurance	444	457	571	295	211
Merger related costs	815	-	-	-	-
Other operating expenses	7,219	7,366	7,350	8,381	7,654
TOTAL NON-INTEREST EXPENSE	28,686	28,244	28,637	28,446	27,600
NET INCOME BEFORE INCOME TAXES	9,768	9,325	9,033	8,863	10,526
Provision for income taxes	3,008	2,789	2,678	2,558	3,269
NET INCOME	$6,760	$6,536	$6,355	$6,305	$7,257
BASIC EARNINGS PER SHARE	$0.41	$0.38	$0.37	$0.37	$0.42
DILUTED EARNINGS PER SHARE	$0.41	$0.38	$0.37	$0.37	$0.42

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Year-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2012	2012	2012	2011	2011
(in thousands, except per share data)
INTEREST INCOME
Loans not covered by loss share agreements	$67,822	$44,630	$22,272	$95,713	$72,343
Loans covered by FDIC loss share agreements	16,009	10,967	5,973	17,118	12,605
Federal funds sold	4	1	-	6	5
Investment securities	9,615	6,588	3,275	14,583	11,015
Mortgage loans held for sale	487	317	153	503	305
Assets held in trading accounts	37	25	12	33	26
Interest bearing balances due from banks	919	652	303	1,100	776
TOTAL INTEREST INCOME	94,893	63,180	31,988	129,056	97,075
INTEREST EXPENSE
Time deposits	6,136	4,273	2,269	11,314	8,737
Other deposits	2,029	1,372	696	3,611	2,832
Federal funds purchased and securities
sold under agreements to repurchase	248	176	99	450	332
Other borrowings	2,406	1,613	815	3,512	2,686
Subordinated debentures	1,166	777	391	1,509	1,125
TOTAL INTEREST EXPENSE	11,985	8,211	4,270	20,396	15,712
NET INTEREST INCOME	82,908	54,969	27,718	108,660	81,363
Provision for loan losses	2,846	1,546	771	11,676	8,845
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	80,062	53,423	26,947	96,984	72,518
NON-INTEREST INCOME
Trust income	3,988	2,549	1,309	5,375	3,959
Service charges on deposit accounts	12,163	7,795	3,865	16,808	12,519
Other service charges and fees	2,211	1,530	792	2,980	2,281
Mortgage lending income	4,441	2,739	1,294	4,188	2,724
Investment banking income	1,700	1,141	699	1,478	1,184
Credit card fees	12,390	8,286	4,079	16,828	12,510
Bank owned life insurance income	1,078	723	355	1,481	1,078
Gain on FDIC-assisted transactions	1,120	-	-	-	-
Net gain (loss) on assets covered by FDIC loss share agreements	(7,507)	(4,818)	(2,665)	154	980
Other income	2,037	1,871	995	4,173	3,387
TOTAL NON-INTEREST INCOME	33,621	21,816	10,723	53,465	40,622
NON-INTEREST EXPENSE
Salaries and employee benefits	49,323	33,414	16,824	65,058	49,085
Occupancy expense, net	6,291	4,110	2,081	8,443	6,513
Furniture and equipment expense	5,047	3,212	1,604	6,633	4,912
Other real estate and foreclosure expense	681	401	207	678	532
Deposit insurance	1,472	1,028	571	2,387	2,092
Merger related costs	815	-	-	357	357
Other operating expenses	21,928	14,716	7,350	31,094	22,713
TOTAL NON-INTEREST EXPENSE	85,557	56,881	28,637	114,650	86,204
NET INCOME BEFORE INCOME TAXES	28,126	18,358	9,033	35,799	26,936
Provision for income taxes	8,475	5,467	2,678	10,425	7,867
NET INCOME	$19,651	$12,891	$6,355	$25,374	$19,069
BASIC EARNINGS PER SHARE	$1.16	$0.75	$0.37	$1.47	$1.10
DILUTED EARNINGS PER SHARE	$1.16	$0.75	$0.37	$1.47	$1.10

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2012	2012	2012	2011	2011
(in thousands)
Tier 1 capital
Stockholders' equity	$404,248	$407,413	$409,312	$407,911	$407,659
Trust preferred securities, net allowable	20,000	30,000	30,000	30,000	30,000
Disallowed intangible assets, net of deferred tax	(48,053)	(47,235)	(47,607)	(47,889)	(48,403)
Unrealized gain on AFS securities	(582)	(501)	(388)	(439)	(630)

Total Tier 1 capital	375,613	389,677	391,317	389,583	388,626

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	14	15	14	9	6
Qualifying allowance for loan losses	24,395	22,910	22,096	22,682	23,337

Total Tier 2 capital	24,409	22,925	22,110	22,691	23,343

Total risk-based capital	$400,022	$412,602	$413,427	$412,274	$411,969

Risk weighted assets	$1,946,344	$1,825,808	$1,759,932	$1,805,585	$1,859,657

Adjusted average assets for leverage ratio	$3,216,488	$3,217,291	$3,231,257	$3,284,379	$3,210,283

Ratios at end of quarter
Equity to assets	11.84%	12.51%	12.33%	12.29%	12.38%
Tangible common equity to tangible assets	10.18%	10.81%	10.66%	10.61%	10.69%
Tier 1 leverage ratio	11.68%	12.11%	12.11%	11.86%	12.11%
Tier 1 risk-based capital ratio	19.30%	21.34%	22.23%	21.58%	20.90%
Total risk-based capital ratio	20.55%	22.60%	23.49%	22.83%	22.15%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2012	2012	2012	2011	2011
(in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$175,760	$176,325	$175,013	$189,970	$182,886
Student loans	36,441	39,823	44,059	47,419	50,620
Other consumer	107,604	107,284	110,001	109,211	112,947
Total consumer	319,805	323,432	329,073	346,600	346,453
Real Estate
Construction	128,423	117,235	109,979	109,825	113,317
Single-family residential	355,976	355,978	349,009	355,094	353,917
Other commercial	546,224	550,418	537,807	536,372	550,410
Total real estate	1,030,623	1,023,631	996,795	1,001,291	1,017,644
Commercial
Commercial	138,719	140,868	144,772	141,422	138,724
Agricultural	130,727	122,245	69,598	85,728	123,873
Total commercial	269,446	263,113	214,370	227,150	262,597
Other	3,527	4,560	3,415	4,728	4,847
Total Loans	$1,623,401	$1,614,736	$1,543,653	$1,579,769	$1,631,541

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Treasury	$-	$-	$4,000	$4,000	$4,000
U.S. Government agencies	303,640	315,493	267,991	308,779	291,795
Mortgage-backed securities	51	56	59	62	67
State and political subdivisions	206,319	209,043	208,334	211,673	207,510
Other securities	620	930	930	930	930
Total held-to-maturity	510,630	525,522	481,314	525,444	504,302
Available-for-Sale
U.S. Government agencies	164,467	148,837	157,631	153,627	121,939
Mortgage-backed securities	24,333	2,493	2,528	2,557	2,624
FHLB stock	5,788	5,578	6,241	6,237	6,231
Other securities	10,463	10,058	10,066	9,791	9,785
Total available-for-sale	205,051	166,966	176,466	172,212	140,579
Total investment securities	$715,681	$692,488	$657,780	$697,656	$644,881
Fair value - HTM investment securities	$516,419	$531,499	$486,743	$532,206	$511,617

Investment Securities - QTD Average
Taxable securities	$467,988	$471,826	$459,164	$466,369	$418,179
Tax exempt securities	206,361	209,006	209,361	208,803	207,240
Total investment securities - QTD average	$674,349	$680,832	$668,525	$675,172	$625,419

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2012	2012	2012	2011	2011
(in thousands)
Allowance for Loan Losses
Balance, beginning of quarter	$28,397	$28,325	$30,108	$29,151	$27,796
Loans charged off
Credit cards	806	829	997	1,262	1,140
Other consumer	358	252	226	530	450
Real estate	773	78	2,539	885	255
Commercial	86	165	129	226	345
Total loans charged off	2,023	1,324	3,891	2,903	2,190

Recoveries of loans previously charged off
Credit cards	242	212	210	244	261
Other consumer	107	135	156	100	219
Real estate	61	248	930	436	151
Commercial	62	26	41	249	72
Total recoveries	472	621	1,337	1,029	703
Net loans charged off	1,551	703	2,554	1,874	1,487
Provision for loan losses	1,299	775	771	2,831	2,842
Balance, end of quarter	$28,145	$28,397	$28,325	$30,108	$29,151

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans
Real estate	$6,197	$6,851	$6,898	$10,315	$12,810
Commercial	894	676	942	1,253	1,177
Consumer	1,389	1,462	1,299	1,339	1,356
Total nonaccrual loans	8,480	8,989	9,139	12,907	15,343
Loans past due 90 days or more
Government guaranteed student loans	2,324	3,275	3,434	2,483	2,496
Other loans	1,001	509	606	785	777
Total loans past due 90 days or more	3,325	3,784	4,040	3,268	3,273
Total non-performing loans	11,805	12,773	13,179	16,175	18,616
Other non-performing assets
Foreclosed assets held for sale	23,126	23,947	24,542	22,887	22,159
Acquired foreclosed assets held for sale, not covered
by FDIC loss share agreements	6,539	-	-	-	-
Other non-performing assets	60	-	1	-	191
Total other non-performing assets	29,725	23,947	24,543	22,887	22,350
Total non-performing assets	$41,530	$36,720	$37,722	$39,062	$40,966
Performing TDRs (troubled debt restructurings)	$10,995	$11,492	$11,531	$11,391	$10,393

Ratios (1) (2)
Allowance for loan losses to total loans	1.73%	1.76%	1.83%	1.91%	1.79%
Allowance for loan losses to non-performing loans	238%	222%	215%	186%	157%
Non-performing loans to total loans	0.73%	0.79%	0.85%	1.02%	1.14%
Non-performing assets (including performing TDRs)
to total assets	1.54%	1.48%	1.48%	1.52%	1.56%
Non-performing assets to total assets	1.22%	1.13%	1.14%	1.18%	1.24%
Non-performing assets to total assets
(excluding Gov't guaranteed student loans)	1.15%	1.03%	1.03%	1.10%	1.17%
Annualized net charge offs to total loans	0.38%	0.18%	0.66%	0.47%	0.36%
Annualized net credit card charge offs to
total credit card loans	1.27%	1.42%	1.75%	2.20%	1.94%
Annualized net charge offs to total loans
(excluding credit cards)	0.27%	0.02%	0.52%	0.24%	0.17%
Past due loans >30 days (excluding nonaccrual)	0.75%	0.68%	0.83%	0.82%	0.71%
Past due loans >30 days (excluding nonaccrual)
(excluding Gov't guaranteed student loans)	0.48%	0.42%	0.47%	0.56%	0.46%

 (1) Excludes all acquired loans, including those covered by FDIC loss share agreements, except for their inclusion in total assets.
 (2) Excludes acquired foreclosed assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2012	2012	2012	2011	2011

ASSETS

Earning Assets
Interest bearing balances due from banks	0.22%	0.25%	0.21%	0.24%	0.21%
Investment securities	2.46%	2.66%	2.69%	2.81%	3.02%
Mortgage loans held for sale	3.52%	3.74%	3.60%	3.92%	4.12%
Assets held in trading accounts	0.61%	0.67%	0.71%	0.38%	0.43%
Loans, including covered loans*	6.40%	6.47%	6.72%	6.29%	6.16%
Total interest earning assets	4.45%	4.41%	4.51%	4.38%	4.53%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and
savings accounts	0.20%	0.21%	0.22%	0.25%	0.28%
Time deposits	0.88%	0.96%	1.06%	1.14%	1.20%
Total interest bearing deposits	0.47%	0.51%	0.56%	0.63%	0.68%
Federal funds purchased and securities
sold under agreement to repurchase	0.38%	0.37%	0.37%	0.43%	0.48%
Other borrowings	3.49%	3.59%	3.65%	3.58%	3.60%
Subordinated debentures	5.06%	5.01%	5.08%	4.93%	4.85%
Total interest bearing liabilities	0.65%	0.68%	0.73%	0.79%	0.84%

NET INTEREST MARGIN/SPREAD

Net interest spread	3.80%	3.73%	3.78%	3.59%	3.69%
Net interest margin - quarter-to-date	3.94%	3.87%	3.93%	3.76%	3.86%
Net interest margin - year-to-date	3.91%	3.90%	3.93%	3.85%	3.87%

* Covered loans are loans covered by FDIC loss share agreements.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2012	2012	2012	2011	2011
(in thousands, except share data)
QUARTER-TO-DATE
Diluted earnings per share	$0.41	$0.38	$0.37	$0.37	$0.42
Core earnings (excludes nonrecurring items) (non-GAAP)	6,575	6,536	6,355	6,305	7,257
Diluted core earnings per share (non-GAAP)	0.40	0.38	0.37	0.37	0.42
Cash dividends declared per common share	0.20	0.20	0.20	0.19	0.19
Cash dividends declared - amount	3,334	3,395	3,444	3,271	3,296
Return on average stockholders' equity	6.61%	6.42%	6.21%	6.10%	7.05%
Return on tangible equity	7.85%	7.61%	7.36%	7.34%	8.47%
Return on average assets	0.82%	0.81%	0.78%	0.75%	0.88%
Net interest margin (FTE)	3.94%	3.87%	3.93%	3.76%	3.86%
FTE adjustment - investments	1,138	1,196	1,192	1,219	1,221
FTE adjustment - loans	11	12	11	12	12
Amortization of intangibles	74	74	74	214	222
Amortization of intangibles, net of taxes	45	45	45	130	135
Average shares outstanding	16,756,589	17,044,160	17,215,027	17,250,718	17,348,460
Average earning assets	2,938,994	2,957,022	2,961,047	3,008,249	2,931,339
Average interest bearing liabilities	2,323,202	2,323,711	2,346,185	2,356,044	2,320,499

YEAR-TO-DATE
Diluted earnings per share	$1.16	$0.75	$0.37	$1.47	$1.10
Core earnings (excludes nonrecurring items) (non-GAAP)	19,466	12,891	6,355	24,988	18,683
Diluted core earnings per share (non-GAAP)	1.15	0.75	0.37	1.45	1.08
Cash dividends declared per common share	0.60	0.40	0.20	0.76	0.57
Cash dividends declared - amount	10,173	6,839	3,444	13,156	9,885
Return on average stockholders' equity	6.41%	6.31%	6.21%	6.25%	6.30%
Return on tangible equity	7.61%	7.49%	7.36%	7.54%	7.61%
Return on average assets	0.80%	0.79%	0.78%	0.77%	0.78%
Net interest margin (FTE)	3.91%	3.90%	3.93%	3.85%	3.87%
FTE adjustment - investments	3,526	2,388	1,192	4,920	3,701
FTE adjustment - loans	34	23	11	50	38
Amortization of intangibles	222	148	74	884	670
Amortization of intangibles, net of taxes	135	90	45	537	407
Average shares outstanding	17,004,351	17,129,593	17,215,027	17,309,488	17,329,293
Average diluted shares outstanding	17,007,623	17,134,232	17,223,085	17,317,850	17,338,676
Average earning assets	2,952,324	2,959,034	2,961,047	2,954,285	2,936,297
Average interest bearing liabilities	2,331,032	2,334,948	2,346,185	2,362,028	2,364,023

END OF PERIOD
Book value per share	$24.26	$24.03	$23.82	$23.70	$23.52
Tangible book value per share	20.47	20.37	20.21	20.09	19.92
Shares outstanding	16,660,278	16,956,991	17,182,526	17,212,317	17,329,775
Full-time equivalent employees	1,073	1,074	1,077	1,083	1,070
Total number of ATM's	106	102	102	102	102
Total number of financial centers	88	84	84	84	84
Parent company only - investment in subsidiaries	387,944	386,441	384,713	381,236	379,331
Parent company only - intangible assets	133	133	133	133	133

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2012	2012	2012	2011	2011
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$6,760	$6,536	$6,355	$6,305	$7,257
Nonrecurring items
Gain on FDIC assisted transactions	(1,120)	-	-	-	-
Merger related costs	815	-	-	-	-
Tax effect	120	-	-	-	-
Net nonrecurring items	(185)	-	-	-	-
Core earnings (non-GAAP)	$6,575	$6,536	$6,355	$6,305	$7,257

Diluted earnings per share	$0.41	$0.38	$0.37	$0.37	$0.42
Nonrecurring items
Gain on FDIC assisted transactions	(0.07)	-	-	-	-
Merger related costs	0.05	-	-	-	-
Tax effect	0.01	-	-	-	-
Net nonrecurring items	(0.01)	-	-	-	-
Diluted core earnings per share (non-GAAP)	$0.40	$0.38	$0.37	$0.37	$0.42

YEAR-TO-DATE
Net Income	$19,651	$12,891	$6,355	$25,374	$19,069
Nonrecurring items
Gain on sale of MasterCard stock (1)	-	-	-	(1,132)	(1,132)
Gain on FDIC assisted transactions	(1,120)	-	-	-	-
Merger related costs	815	-	-	357	357
Branch right sizing	-	-	-	141	141
Tax effect	120	-	-	248	248
Net nonrecurring items	(185)	-	-	(386)	(386)
Core earnings (non-GAAP)	$19,466	$12,891	$6,355	$24,988	$18,683

Diluted earnings per share	$1.16	$0.75	$0.37	$1.47	$1.10
Nonrecurring items
Gain on sale of MasterCard stock (1)	-	-	-	(0.07)	(0.07)
Gain on FDIC assisted transactions	(0.07)	-	-	-	-
Merger related costs	0.05	-	-	0.02	0.02
Branch right sizing	-	-	-	0.01	0.01
Tax effect	0.01	-	-	0.02	0.02
Net nonrecurring items	(0.01)	-	-	(0.02)	(0.02)
Diluted core earnings per share (non-GAAP)	$1.15	$0.75	$0.37	$1.45	$1.08

(1) Gain from liquidation of Class B shares received as part of MasterCard's 2006 IPO.